EXHIBIT 10.16

TIBCO SOFTWARE INC.

Reuters Limited
85 Fleet Street
London
EC4P 4AJ

18 December 2002

Dear Sirs

Reuters/TIBCO Inter-company Agreement

We are writing to confirm that we have both agreed to extend until 31 December 2003 the duration of the Addendum effective 2 June 2001 to the First Amended and Restated License Maintenance and Distribution Agreement dated 28 May 1999 between Reuters Limited and TIBCO Software Inc.

Please would you sign and return the enclosed copy of this letter to indicate your agreement to its contents.

Yours sincerely

/s/ VIVEK RANADIVE
Vivek Ranadive Chairman & CEO

ACCEPTED & AGREED
For and on behalf of Reuters Limited

Signature:	/s/ ANDREW GARARD
Andrew Garard